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                                                                        Ex.10.L

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement"), dated as of November 29, 1996, is entered into by and between MALJAMAR NO. 1 JOINT VENTURE, a Georgia joint venture, party of the first part, hereinafter referred to as "Seller", and QUEEN SAND RESOURCES, INC., a Nevada corporation, party of the second part, hereinafter referred to as "Buyer".

                                    RECITALS:

         A. Seller is the record owner of 100% working interest (and not less than a 78% net revenue interest) in the oil, gas and mineral leases more particularly described in Exhibit "A" hereto, together with identical interests in and to all property and rights incident thereto or derived therefrom, including, without limitation, all wells, materials, equipment, personal property and fixtures located thereon or used in connection therewith and all agreements, operating agreements, unitization agreements, communitization agreements, leases, permits, rights-of-way, easements, licenses, options, orders and other agreements in any way relating thereto (collectively, the "Properties").

         B. For all periods of Seller's ownership of the Properties, Q.S.& S. Exploration Co., Inc. ("QSS"), and Northland Operating Company ("Northland") have operated the Properties pursuant to that Operating Agreement dated August 1, 1994, by and between QSS, as operator, and Seller, as non-operator (the "Operating Agreement"), and the understandings effective February 1, 1996, by and between Northland, as operator, and the Seller, as non-operator (the "Northland Agreement"

         C. The Operating Agreement and Northland Agreement shall, contemporaneous with consummation of the transactions contemplated hereby, be terminated by Seller and QSS and Seller and Northland, each pursuant to a Termination Agreement in substantially the form attached hereto as Exhibit "B" (the "Termination Agreement").

         D. Buyer desires to purchase and Seller desires to sell the Properties, upon and subject to the further terms and conditions and for the consideration set forth herein.

         NOW, THEREFORE, in consideration of the premises, the covenants set forth herein and the benefits to be derived hereunder, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.01     The following terms shall have the following meanings:

         "Affiliate" shall mean any entity, excluding Seller and Buyer, that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with either the Seller or Buyer, as applicable.
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         "Assignment" shall mean the assignment, conveyance and bill of sale covering the Properties in the form attached hereto as Exhibit "C".

         "Closing" shall mean the closing of the transactions contemplated herein as provided in Article III hereof.

         "Closing Date" shall mean the date on which Closing occurs as provided in Section 3.01.

         "Federal and State Leases" shall have the meaning ascribed to such term in Section 6.05 hereof.

         "Losses" shall mean, for purposes of Section 10.02 hereof, any and all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, liabilities (including, without limitation, environmental liabilities), costs and expenses paid or incurred or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, and all amounts paid in settlement of claims or actions arising under Section 10.02 hereof.

         "Permitted Encumbrances" shall mean any and all of the following liens, charges, defects and encumbrances affecting the Properties:

                  (a) The terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and other documents which create or reserve to Seller its interest in any of the Properties, provided that the same do not reduce the net revenue interest (or increase the working interest without proportionately increasing the net revenue interest) of Seller in the Property affected thereby below 78%.

                  (b) Royalties, overriding royalties, division orders, reversionary interests, production payments, net profits interests and similar burdens affecting any Property if the net cumulative effect of such burdens does not operate to reduce the net revenue interest (or increase the working interest without proportionately increasing the net revenue interest) of Seller in the Property affected thereby to less than 78%;

                  (c) Any obligations or duties affecting the Properties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and orders of any governmental authority;

                  (d) All rights to consent by, required notices to, filings with or other actions by governmental entities in connection with the sale or conveyance to Buyer of the

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         Properties, if the same are customarily obtained contemporaneously with or subject to such sale or conveyance;

                  (e) Existing operating agreements, unit agreements, gas purchase or sale contracts and any and all other agreements which are customary in the oil and gas exploration, development, production or extraction business or in the business of processing of gas and gas condensate of production for the extraction of proper products therefrom, which will not reduce the net revenue interest (or increase the working interest without proportionately increasing the net revenue interest) of Seller in the Property affected thereby below 78%;

                  (f) Any rights in the Properties existing in favor of third parties, to the extent that the interests of such third parties, whether presently or when transferred to such third parties in accordance with the rights of such parties, will not reduce the net revenue interest (or increase the working interest without proportionately increasing the net revenue interest) of Seller in the Property affected thereby below 78%;

                  (g) Any encumbrance, title defect or other matter (whether or not constituting a Title Defect) waived or deemed waived by Buyer pursuant to Article V hereof;

                  (h) Any lien, charge, defect and encumbrances specifically enumerated in Exhibit "D".

         "Properties" shall have the meaning ascribed to such term in Recital No. 1 above.

         "Purchase Price" shall mean the price set forth in Section 2.02.

         "Closing Statement" shall have the meaning ascribed to such term in
Section 2.03.

         "Records" shall mean and include all original, or photocopies of original, agreements, documents, geological computer programs, logs, tapes, maps, books, files and any other information in the possession of Seller relating to the Properties.

         "Title Defect" shall mean that Seller's title to a Property shall be subject to one or more of the following conditions:

                  (a) Seller's title shall be subject to an outstanding mortgage, deed of trust, pledge, enforceable lien or encumbrance (other than a "Permitted Encumbrance") or other adverse claim, deficiency or uncertainty which would cause Seller's title to be less than "defensible"; that is, capable of being defended against any claims or encumbrances;

                  (b) Seller shall, as of the Effective Date, own less than a 78% net revenue interest with respect to a Property;


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                  (c) Seller's rights and interests in a Property shall be
         subject to being reduced by virtue of the exercise by a third party of reversionary, back-in or similar rights not reflected in the calculation of Seller's 78% net revenue interest; or

                  (d) Seller shall be in default (and such default shall be continuing) under any provision of a lease, farmout agreement or other agreement affecting a Property, which default adversely affects the value of said Property.

         "Title Review Period" shall have the meaning ascribed to such term in
Section 5.01(a) hereof.


                                   ARTICLE II
                                PURCHASE AND SALE

         2.01 Sale of Properties. Subject to and upon the terms and conditions hereinafter set forth, Seller shall, effective as of January 1, 1996 at 7:00 A.M. in the locality where the Properties are situated (the "Effective Date"), sell, transfer, assign and convey unto Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Properties pursuant to an assignment, conveyance and bill of sale in the form attached hereto as Exhibit "C" (the "Assignment").

         2.02 Purchase Price. The purchase price for the Properties shall be the sum of the following (the "Purchase Price"):

                  (a) Cash at Closing. $100,000 payable at Closing by wire transfer or certified funds, less such amounts due and payable to Buyer pursuant to Section 2.03 of this Agreement; and

                  (b) Shares of Buyer. 92,000 shares of common stock in Buyer's parent, QUEEN SAND RESOURCES, INC. (the "Issuer"), a Delaware corporation (the "Shares").

                           (i) Shares Not Currently Registered; Limitations on
                  Transferability. The Seller acknowledges that the Shares it is acquiring pursuant to this Agreement have not been, and except as provided for in Section 2.02(b)(iv) herein, will not be, registered under the Securities Act of 1933 as amended (the "Securities Act") or qualified under applicable state securities law and that the transferability thereof is restricted by the registration provisions of the Securities Act as well as such state laws. Based upon the representation and agreements being made by it herein, the Shares will be issued to and individual designated by the Seller pursuant to an exemption from such registration provided by Section 4(2) of the Securities Act and applicable states securities law qualification exemptions.


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                           (ii) Acquisition for Investment Purposes. The Seller
                  represents that it is acquiring the Shares for its own account, for investment purposes only, and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring, or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring, or disposing of them upon full compliance with all applicable provisions of the Securities Act, the Securities and Exchange Act of 1934 as amended, the Rules and Regulations promulgated by the United States Securities and Exchange Commission thereunder, and any applicable state securities laws. The Seller further understands and agrees that (i) the securities may be sold only if they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or, in the opinion of counsel acceptable to Buyer, an exemption from such registration and qualification is available; (ii) except as otherwise provided for herein, the Buyer will be under no obligation to register or qualify the Shares or effect compliance with any exemption from such registration or qualification; and (iii) any routine sales of securities made in reliance upon Rule 144 promulgated by the Commission can be made only in the amounts set forth in and pursuant to the other terms and conditions of that Rule.

                           (iii) Share Legend. The Seller agrees that each
                  certificate representing the Shares will bear on its face a legend in substantially the following form:

                           These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold or transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion of counsel satisfactory to the Company that such registration and qualification are not required.

                           (iv) Registration Rights. If Queen Sand Resources,
                  Inc., a Delaware corporation, shall at any time after Closing determine in its discretion to proceed with the actual preparation and filing of a registration statement under the Securities and Exchange Act of 1933 as amended in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a future Form S-8 or similar registration statement), the Buyer will give written notice of its determination to Seller. Upon the written request of the Seller given within thirty (30) days after Seller's receipt of any such notice from the Buyer, the Buyer will, except as herein provided, cause all of the Shares issued to Seller (or Seller's assignee as herein provided) pursuant hereto, or to the extent requested by Seller, to be included in such registration statement, and to be so registered, all to the extent requisite to permit the sale or other disposition by Seller; provide, however, that nothing herein shall prevent Buyer from, at any time, in its discretion, abandoning or delaying any registration. If any registration pursuant to this paragraph shall be underwritten in whole or in part, the

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                  Buyer may require that the Shares requested for inclusion
                  pursuant to this paragraph be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Shares originally covered by a request for registration would materially adversely interfere with the distribution of the shares of stock offered by the Buyer, the number of shares issued pursuant hereto and otherwise to be included in the underwritten public offering may be reduced. In connection with, and as a condition to, any such registration, Seller shall enter into an indemnification agreement, in form and substance satisfactory to the Buyer relating to such registration. All federal and state registration fees and fees of the National Association of Securities Dealers, Inc., relating to any such registration of such shares shall be borne by the Seller. All other expenses relating to such registration will be borne by the Buyer.

         2.03 Closing Adjustments to Purchase Price. The cash portion of the Purchase Price due at Closing shall be adjusted as follows:

                  (a) Downward Adjustments. The initial installment of the Purchase Price shall be decreased by an amount equal to the sum of the following:

                           (i) Accrued and unpaid operating expenses advanced by
                  Buyer to QSS for its operations of the Properties for periods prior to the Effective Date, as substantiated through outstanding invoices received by Seller from QSS for periods prior to the Effective Date.

                           (ii) An amount equal to the sum of all royalties and
                  revenues received by the Seller for periods subsequent to the Effective Date.

                           (iii) An amount equal to the sum of all adjustments
                  to the Purchase Price due to Title Defects asserted and agreed to pursuant to Article V hereof.

                           (iv) An amount equal to the sum of all other expenses
                  pertaining to the operation and maintenance of the Properties incurred on or before the Effective Date and remaining unpaid at Closing.

                           (v) Any other amount proposed by Buyer which is
                  authorized by the terms of this Agreement.

                  (b) Upward Adjustments. The initial Purchase Price installment due at Closing shall be increased by an amount equal to the sum of the following:


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                           (i) An amount equal to all proceeds of production
                  from the Properties accrued with respect to periods of production prior to the Effective Date but not yet received by Seller as of Closing.

                           (ii) An amount equal to the sum of all expenses
                  pertaining to operation or maintenance of the Properties incurred on or after the Effective Date, to the extent such expenses have been paid by or on behalf of Seller on or before Closing.

                           (iii) An amount equal to the value of all oil in
                  storage facilities on, or utilized in connection with, the Properties, together with an amount equal to the value of gas pipeline fill as of the Effective Date. The production in such storage facilities or through such meters on the gas pipelines as of the Effective Date shall be gauged, strapped or metered by Seller as of the Effective Date and shall belong to Seller. Production placed in such storage facilities after the Effective Date and production upstream of any and all meters on the pipeline shall belong to Buyer. For purposes of determining value, oil in storage shall be deemed sold at the last actual price received by Seller for oil produced from each Property during the calendar month within which the Effective Date occurred.

                           (iv) Any other amount proposed by Seller which is
                  authorized by the terms of this Agreement.


                                  ARTICLE III
                                  THE CLOSING

         3.01 Time and Place of Closing. Closing shall occur at a place mutually agreed to by the parties. The Closing will be held at 10:00 a.m., C.D.S.T., on a date as soon as practicable, which date shall be not later than the 5th business day after satisfaction or waiver of the conditions set forth in Sections 3.03 and 3.04, but in any case not later than December 16, 1996 (the "Closing Date").

         3.02     Deliveries at Closing.  At Closing, the following shall occur:

                  (a) Seller and Buyer shall execute, acknowledge and deliver the (i) Assignment in the form of Exhibit "C" hereto.

                  (b) Seller shall deliver duly executed and acknowledged releases of all liens and burdens on the Properties or on production therefrom or attributable thereto, except the Permitted Encumbrances.

                  (c) Seller shall deliver executed transfer orders (or letters in lieu thereof) addressed to all purchasers of production from the Property.

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                  (d) Seller, Northland and QSS shall execute the Termination
         Agreement contemplated in Recital C hereof.

                  (e) Chaves Investors, L.L.C. ("Chaves") and Omnicor Energy, Inc. ("Omnicor"), co-venturers of Seller, shall execute a closing acknowledgment in the form attached as Exhibit "E" hereto (the "Closing Acknowledgment"), whereby such parties stipulate that the entirety of the Purchase Price can be distributed by Seller to Chaves pursuant to that Joint Venture Agreement dated August 23, 1994, and effective August 1, 1994, pursuant to which Seller was legally formed.

                  (f) Seller and Issuer shall deliver duly executed and acknowledged counterpart copy of the Subscription Agreement covering the Shares, along with the instruction letter to the transfer agent, Continental Stock Transfer & Trust Co., authorizing and directing the delivery of the Shares to Seller's designee.

                  (g) Buyer shall deliver to Seller the cash portion of the Purchase Price, subject to any adjustments as provided herein, by wire transfer or in immediately available funds.

                  (h) Seller and Buyer shall execute any and all forms required by any governmental agency in connection with the transfer of ownership of the Properties, which forms shall be prepared by Seller, and Seller shall file the same promptly following Closing.

                  (i) Seller shall, subject to the terms of any applicable agreements and to the other provisions hereof, deliver to Buyer exclusive possession of the Properties, effective as of the Effective Date.

                  (j) Seller's designee to receive the Shares (the "Designee") shall have executed and delivered to the Issuer a Subscription Agreement, Investor Questionnaire or other appropriate documents or instrument, wherein he or she warrants and represents that he or she is:

                           (i) A natural person whose individual net worth, or
                  joint net worth with his or her spouse, at the time of his acquisition of such shares exceeds $1,000,000.00; or

                           (ii) A natural person who had an individual income in
                  excess of $200,000.00 in each of the two most recent years or joint income with his or her spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and,

                           (iii) That the Designee, himself or herself, or
                  through his or her advisers, is sophisticated and experienced in financial business and investment

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                  matters, and as a result, the Designee is in a position to evaluate the merits and risks of an investment in Queen Sand Resources, Inc., a Delaware corporation;

                           (iv) That the acquisition of the Shares will not be
                  made with a view toward the "distribution" of such Shares, as defined in the securities Act of 1933, as amended (the "1933 Act");

                           (v) That such Shares may not be transferred or
                  hypothecated unless, in the opinion of counsel to the Issuer, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act or pursuant to an exemption therefrom;

                           (vi) That the Designee agrees to sign an agreement to
                  such effect at the time of Closing and agrees that the certificate for the Shares so acquirecd may be inscribed with a legend to ensure compliance with the 1933 Act; and,

                           (vii) That the Designee understands that the Shares
                  will not, subject to the further provisions of Secton 2.02(b)(iv) supra, be registered under the 1933 Act, or under the laws of any jurisdiction.

         3.03 Conditions to the Obligations of Buyer to Close. The obligations of Buyer to proceed with the Closing are subject to the fulfillment (or waiver in writing by Buyer), at the time of Closing, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of Seller contained in Article IV shall be true on and as of the Closing Date.

                  (b) Compliance with Obligations and Covenants. Seller shall have substantially performed, in all material respects, all of its obligations under this Agreement and substantially complied with its material covenants hereunder.

                  (c) Absence of Litigation. There shall be no action, suit or governmental proceeding (excluding any such matter initiated by Buyer) pending, or threatened in writing to be instituted, before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Closing Deliveries. All papers, documents, agreements and other items required to be delivered at Closing pursuant to Section
         3.02 shall have been delivered at the Closing.

                  (e) Title Defect Adjustments. The aggregate of all reductions to the Purchase Price for Title Defects asserted by Buyer in good faith, and agreed to by Seller, pursuant to Article V shall not exceed ten percent (10%) of the Purchase Price.

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         3.04 Conditions to the Obligation of Seller to Close. The obligations of Seller to proceed with the Closing are subject to the fulfillment (or waiver in writing by Seller), at the time of Closing, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of Buyer contained in Article VI shall be true on and as of the Closing Date.

                  (b) Compliance with Obligations and Covenants. Buyer shall have substantially performed, in all materials respects, all of its obligations under this Agreement and substantially complied with its material covenants hereunder.

                  (c) Absence of Litigation. There shall be no suit, action or other proceeding (excluding any such matter initiated by Seller) pending, or threatened in writing to be instituted, before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Closing Deliveries. All papers, documents, agreements and other items required to be delivered at Closing pursuant to Section
         3.02 shall have been delivered at the Closing.

                  (e) Title Defect Adjustments. The aggregate of all reductions to the Purchase Price for Title Defects asserted by Buyer in good faith, and agreed to by Seller, pursuant to Article V shall not exceed ten percent (10%) of the Purchase Price.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as set forth below.

         4.01 Existence. Seller is, and until Closing shall continue to be, a joint venture (a) duly organized, validly existing and in good standing under the laws of the State of Georgia, (b) with full legal power and right to carry on its business as such is now being conducted, and (c) duly qualified to do business and in good standing in each jurisdiction in which the Properties are located, to the extent qualification to do business is required for ownership of the Properties.

         4.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated herein. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with: (a) any provision of the joint venture agreement of Seller; (b) any agreement or instrument to which Seller is a party or by which Seller or any of the Properties is bound; or (c) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law, rule or regulation applicable to Seller's ownership of the Properties.

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         4.03 Execution. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated by this Agreement are within the power and authority of Seller, have been duly and validly authorized by all requisite action on the part of Seller and will not result in any breach of the terms and conditions of, or constitute a default or require the further consent of any person under, any provision of the joint venture agreement or incorporation documents (as applicable and as amended) or under applicable law or regulation. This Agreement has been (and all documents and instruments required under this Agreement to be executed and delivered by Seller at Closing shall have been) duly executed and delivered on behalf of Seller. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller generally enforceable in accordance with their terms; subject, however, to the effects of bankruptcy, insolvency and similar laws from time to time in effect relating to the rights and remedies of creditors generally, and by equitable principles which may limit the availability of certain remedies under certain circumstances.

         4.04 Bankruptcy or Insolvency Actions. There are no bankruptcy, reorganization or similar proceedings pending, being contemplated by, or to the best knowledge of Seller without investigation, threatened against Seller.

         4.05 Conveyance of Properties. The Properties are free and clear of all liens, charges, defects and encumbrances, by, through and under Seller, but not otherwise.

         4.06 Litigation. To the best of Seller's knowledge without investigation, there are no actions, suits or governmental proceedings pending against Seller, or against any portion of the Properties (a) seeking to prevent the consummation of the transactions contemplated hereby, (b) which would, singly or in the aggregate, if decided adversely to Seller, result in an impairment or loss of Seller's title to any part of the Properties or the value thereof, or (c) which might, if decided adversely to Seller, hinder or impede the development or operation of the Properties.

         4.07 No Survival. Except as may be separately set forth in the Assignment, Buyer acknowledges that Seller's representations and warranties under this Article IV shall not survive Closing. Buyer's sole remedies for Seller's breach of Article IV representations and warranties shall be to sue for specific performance or to terminate this Agreement pursuant to Sections 3.03(a), 12.01(d) and 12.02 hereof.

         4.08 Governmental and Third-Party Approvals. All government and third party approvals and consents necessary to Seller's performance of its obligations hereunder will have been obtained on or before Closing.

         4.09 Compliance. Seller has operated the Properties in accordance with all applicable rules and regulations and the leases, assignments or contracts under which Seller acquired their interests.


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         4.10 Leases, Assignments and Contracts. All leases, assignments or contracts with respect to any of the Properties to which Seller is a party and are necessary to the acquisition of Seller's interest in the Properties by Buyer remain in full force and effect.

         4.11 No Undisclosed Interests. Seller is aware of no royalties, overriding royalties, working interests, liens, reversionary interests, production contracts, assignments or other burdens on or pertaining to the Properties except as listed in Exhibit "A".

         4.12 Seller's Receipt of Revenues. Seller is receiving the Working Interests and Net Revenue Interests set out in Exhibit "A" in respect of all oil, gas and associated hydrocarbons produced, saved or marketed from the Properties.

         4.13 Seller Payments. All rentals, royalties, overriding royalties, ad valorem or other taxes and assessments or other payments due by Seller with respect to the Properties have been paid, subject to the adjustments to the Purchase Price provided for in Section 2.03 hereof and through to the Effective Date.

         4.14 Expenses Prior to Effective Date. Seller will pay or cause to be paid all costs and expenses incurred in connection with the Properties, subject to the adjustments to the Purchase Price provided for in Section 2.03 hereof through to the Effective Date, and will comply with all contracts or other agreements relating to the Properties incurred while owned by Seller.

         4.15 No Options, etc. There are no first rights or refusal, consents, authorizations, preferential rights, options or claims of a similar nature affecting the Properties, except any rights of QS&S Explorations and Omnicor Energy, Inc.

         4.16 "NORM". To the best of Seller's knowledge, Seller is not aware of the presence of any Naturally Occurring Radioactive Materials ("NORM") or other environmental condition on the Properties which may materially affect or interfere with the operation, use, ownership or value of such Properties.


                                    ARTICLE V
                   TITLE REVIEW; ADJUSTMENTS FOR TITLE DEFECTS

         5.01     Title Review.

                  (a) Review Period. Immediately upon execution by the parties hereto of this Agreement, Buyer shall, at Buyer's sole cost and expense, commence and pursue such examination of title to the Properties as it deems necessary or proper. Buyer shall conduct such review during Seller's normal business hours, employing such persons or entities as it may choose. Subject to the other provisions of this Agreement, including, without limitation, Section 7.05 hereof, Buyer shall have access to or copies of all documents and materials in Seller's possession in order to assist Buyer in determining

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         the validity of Seller's title in and to the Properties. Buyer will conclude its title review and give written notice to Seller of any asserted Title Defects not later than 7 business days prior to Closing (the period from the date hereof until 7 business days prior to Closing being herein called the "Title Review Period"). Without in any manner affecting or diminishing Seller's special warranty of title granted in the Assignment, all Title Defects with respect to which notice to Seller has not been given on or before the expiration of the Title Review Period shall be deemed conclusively waived by Buyer. All notices of Title Defects given by Buyer to Seller on or before the expiration of the Title Review Period shall be governed by Section 5.02 below.

                  (b) Notices. To be effective, Buyer's written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect, including Buyer's proposed adjustment to the Purchase Price, and (ii) supporting documents reasonably necessary for Seller (or a title attorney or examiner retained by Seller) to verify the existence of such asserted Title Defect. Should the title opinions or other information obtained by Buyer indicate that a Seller has a higher net revenue interest with respect to a Property than 90%, Buyer shall inform Seller of the same as promptly as possible, and in any event prior to the expiration of the Title Review Period.

         5.02 Closing Title Adjustment Provisions. Upon receipt of a notice set forth in Section 5.01 above on or before the expiration date of the Title Review Period, Seller shall have the right, prior to Closing, to cure all or any portion of the undisputed asserted Title Defects at its cost and expense. In the event Seller is unable or unwilling to cure any undisputed Title Defect prior to Closing, the following remedies shall be available to Buyer:

                  (a) If a Title Defect is based upon a determination that Seller's net revenue interest in the Properties is more than 90% or less than 78%, the Purchase Price shall be adjusted (upward or downward) in the same proportion that the actual net revenue interest bears to Seller's represented minimum net revenue interest of 78% and maximum net revenue interest of 90%.

                  (b) If a Title Defect involves a claim or question as to Seller's title to the Properties, or involves a lien, encumbrance or other charge upon the Properties, which cannot be cured or released prior to Closing, the parties shall endeavor to negotiate a mutually acceptable reduction in the Purchase Price for such defect(s), and in the event of such an agreed reduction in the Purchase Price, the Properties shall be conveyed to Buyer subject to such defect(s). If the parties are unable to agree upon an adjustment and Buyer elects not to waive the Title Defect, either party may terminate this Agreement and neither party shall thereafter have any remedies or claims with respect to the other.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as set forth below:

         6.01 Existence. Buyer is, and until Closing shall continue to be, a corporation (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) with full legal power and right to carry on its business as such is now being conducted, and (c) duly qualified to do business and in good standing in each jurisdiction in which the Properties are located, to the extent qualification to do business is required for ownership of the Properties.

         6.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with (a) any provision of the certificate of incorporation or bylaws of Buyer, or (b) any judgment, order, rule and/or decree applicable to Buyer as a party in interest or any law, rule or regulation which would have an adverse effect on Buyer's ability to own or operate the Properties after Closing.

         6.03 Execution. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated herein are within the corporate power and authority of Buyer, have been duly and validly authorized by all requisite corporate action on the part of Buyer (including, without limitation, all requisite actions of the shareholders and directors of Buyer), and will not result in any breach of the terms and conditions of, or constitute a default or require the further consent of any person under, any provision of applicable law or regulation. This Agreement has been (and all documents and instruments required under this Agreement to be executed and delivered by Buyer at Closing shall have been) duly executed and delivered on behalf of Buyer. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer generally enforceable in accordance with their terms; subject, however, to the effects of bankruptcy, insolvency and similar laws from time to time in effect relating to the rights and remedies of creditors generally, and by equitable principles which may limit the availability of certain equitable remedies under certain circumstances.

         6.04 Bankruptcy or Insolvency Actions. There are no bankruptcy, reorganization or similar proceedings pending, being contemplated by, or to the best knowledge of Buyer without investigation, threatened against Buyer.

         6.05 Qualification to Hold Leases on Public Lands. Buyer is now, or prior to Closing will be, qualified to own all Federal and State Leases constituting a portion of the Properties, and the consummation of the transactions contemplated hereby will not cause Buyer to be disqualified to own Federal or State Leases in the jurisdiction in which any portion of the Properties is located or to exceed any acreage limitation imposed by any law, statute, rule or regulation. As used herein, the term "Federal and State Leases" shall refer to all oil and gas leases secured (a) from the United States government or agencies thereof, (b) from or on behalf of any Indian tribes, and (c) from any state governmental authority or agency or any county, municipal or local governmental authority.

         6.06 Litigation. To the best of Buyer's knowledge without investigation, there are no actions, suits or governmental proceedings pending or threatened against Buyer or any of its Affiliates or their respective properties, assets, operations or businesses seeking to prevent the consummation of the transactions contemplated hereby.

         6.07 Independent Investigation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Properties and the value thereof.

         6.08 No Survival. Seller acknowledges that Buyer's representations and warranties under this Article VI shall not survive Closing. Seller's sole remedies for Buyer's breach of Article VI representations and warranties shall be to sue for specific performance or to terminate this Agreement pursuant to Sections 3.04(a), 12.01(d) and 12.02 hereof.


                                   ARTICLE VII
                  ADDITIONAL AGREEMENTS AND COVENANTS OF SELLER

         From and after the date of execution of this Agreement and until Closing, except as otherwise consented to by Buyer, and subject further to the constraints of any applicable operating or other agreements, Seller covenants and agrees that:

         7.01 Insurance Coverage. Seller will maintain in full force and effect all policies of insurance covering the Properties now maintained by Seller (or policies with substantially similar coverage), but shall not be obligated to secure any additional insurance, regardless of the extent or nature of insurance now maintained by Seller.

         7.02 Other Filings and Authorizations. Seller, as promptly as practicable, shall make all such filings and submissions under such laws, rules and regulations applicable to Seller as may be required for the consummation of the transactions contemplated hereby.

         7.03 Sale or Encumbrance of Properties. Seller will not surrender, abandon, release, mortgage, encumber, sell, transfer, assign or otherwise dispose of or place (or permit to be placed) any security interest, mortgage, lien or other encumbrance upon the Properties, or any tangible or intangible assets which constitute oil and gas assets.

         7.04 Limitations on Covenants of Seller. Notwithstanding any other provisions of this Article VII, (a) Seller may take any of the foregoing actions otherwise prohibited by the provisions of any relevant section if reasonably necessary under emergency circumstances, provided Buyer is notified as soon as practicable thereafter; (b) except to the extent provided in Article V relating to any Title Defect resulting therefrom, Seller shall have no liability to Buyer (but shall remain liable to the obligee) for any incorrect payment of delay rentals, royalties, shut- in royalties or similar payments or for any failure to make any such payments through mistake or oversight including, without limitation, Seller's negligence; and (c) Buyer's sole remedy for Seller's breach or failure to comply with the requirements of this Article 7 shall be terminate this Agreement and such remedy shall be available to Buyer only if Seller's breaches or instances of noncompliance are, in the aggregate, material.

         7.05     Information and Access.

                  (a) Immediately upon execution by the parties to this Agreement, Seller shall make a good faith effort to give Buyer and Buyer's authorized representatives, upon reasonable notice and at any reasonable time before Closing, access to (i) the Properties, at Buyer's sole risk, cost and expense, for the purpose of inspecting the same, and (ii) all production, engineering and other technical data and records, and to all contract, land and lease records in Seller's possession which relate to the Properties; provided, however, that Seller shall have no obligation to provide Buyer such access to any data or information to which access cannot be legally provided to Buyer because of third party restrictions on Seller. Buyer assumes all risk of any change in the condition of the Properties from and after the Effective Date until Closing, except to the extent such change may be attributed, in whole or in part, to the gross negligence (but not ordinary negligence) or willful misconduct of Seller. Buyer shall repair any damage to the Properties resulting from any inspection by Buyer thereof and Buyer does hereby agree to defend, indemnify and hold Seller harmless from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses or causes of action arising from Buyer's inspection of the Properties; including, without limitation, claims for personal injuries, property damage and attorneys' fees relating thereto, regardless of whether the same may result from the negligence of Seller, unless the same is the direct result of Seller's gross negligence or willful misconduct.

                  (b) Seller will exercise reasonable diligence in safeguarding all engineering, geological and geophysical data, reports and maps and all other confidential data in its possession relating to the Properties.

                  (c) Except as otherwise provided in Section 4.04 hereof, Seller makes no representation or warranty, express or implied, with respect to the accuracy or completeness of (i) any information furnished or otherwise made available to Buyer, whether oral or written, (ii) any records or data, whether oral or written, now, heretofore or hereafter furnished or otherwise made available to Buyer, or (iii) any other material furnished (or otherwise made available) to Buyer by Seller or by Seller's agents or representatives in connection with the transactions contemplated hereby, including, without limitation, any description of the Properties, any title opinions, data or information pertaining thereto, or any pricing assumptions or potential for production of hydrocarbons from the Properties.

         7.06 Reasonable Efforts. Seller will use all reasonable efforts to obtain the satisfaction of the conditions to Closing set forth in Section 3.03 hereof.


                                  ARTICLE VIII
                  ADDITIONAL AGREEMENTS AND COVENANTS OF BUYER

         8.01 Other Filings and Authorizations. Buyer, as promptly as practicable, shall make or cause to be made, all such filings and submissions under such laws, rules and regulations applicable to it as may be required for the consummation of the transactions contemplated hereby.

         8.02 Reasonable Efforts. Buyer will use all reasonable efforts to obtain the satisfaction of the conditions to Closing set forth in Section 3.04.


                                   ARTICLE IX
                       ADDITIONAL COVENANTS OF THE PARTIES

         9.01 Further Assurances. Seller and Buyer will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to carry out their respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Properties pursuant hereto. The parties agree that should the Assignments delivered at Closing fail to transfer and convey to Buyer the entirety of the Properties, the parties will, as promptly as practicable on learning of the existence of portions of the Properties not conveyed to Buyer, execute such additional Assignments as may be necessary to accomplish the transfer of the Properties as contemplated herein. At Closing and thereafter, Seller shall execute and deliver to Buyer all documents necessary or appropriate to effect a change in ownership, such as letters in lieu of division orders, transfer orders or the like, or cause the same to be delivered to each purchaser of production from the Properties, instructing the purchaser to make all future payments directly to Buyer from and after the Effective Date.

         9.02 Post-Closing Matters. The provisions of this Section 9.03 shall apply after Closing:

                  (a) Seller's responsibility for conducting the accounting for the Properties shall cease with production attributable to the calendar month during which Closing occurs, and Buyer shall thereafter be responsible for conducting such accounting; provided, however, that if Closing occurs on the first day of a month, it shall be deemed, for purposes of this subparagraph, that Closing occurred on the last day of the preceding month. Seller shall provide Buyer with a statement of accounting covering the period from the Closing Date through the end of the calendar month in which Closing occurs.

                  (b) Should Buyer receive any proceeds of production or any invoices for any expenses attributable to production from the Properties prior to the Effective Date, Buyer shall promptly remit the same to Seller.

                  (c) Should Seller receive any proceeds of production or any invoices for any expenses attributable to production from the Properties after the Effective Date, Seller shall promptly forward the same to Buyer.

         9.03 Seller's Right to Records. Seller shall be entitled to retain the following Records respecting the Properties and shall be permitted access, as hereinbelow set forth, to the Records delivered by Seller hereunder with respect to the Properties:

                  (a) Buyer recognizes that certain Records of Seller may contain only incidental information relating to the Properties and that Seller may, after review by Buyer, retain such Records;

                  (b) Seller may retain (i) one copy of all Records, and (ii) all originals and copies of all documents prepared or received by Seller in connection with the transaction and sale of the Properties contemplated herein;

                  (c) Seller may retain all financial information, tax records and all other accounting data prepared or used in connection with the financial statements prepared by Seller and made available to Buyer hereunder;

                  (d) Seller shall be permitted reasonable access, for a period of 5 years after Closing, to Records relating to the Properties for tax and financial accounting purposes. For this purpose, Buyer agrees to retain and preserve the Records for such 5-year period following Closing.


                                    ARTICLE X
                               ASSUMPTION BY BUYER

         Buyer shall, from and after the Closing Date, accept and assume the Properties "AS IS, WHERE IS and with all faults." In this regard, Buyer expressly acknowledges and agrees that Seller's representations under Article IV and Seller's covenants under Article VII will expire at Closing; and, that Seller's representations and covenants under Articles IV and VII, respectively, entitle Buyer only to sue for specific performance or terminate this Agreement under Sections 3.03(a) and (b), 12.01(d) and 12.02 in the event of Seller's material breach of one or more of such representations and/or covenants. Similarly, Seller acknowledges and agrees that Buyer's representations under
Article VI above shall expire at Closing and that Seller's sole remedies in the event of Buyer's material breach of any such Article VI representation(s) are to sue for specific performance or to terminate this Agreement pursuant to Sections 3.04(a), 12.01(d) and 12.02 hereof.


                                   ARTICLE XI
                                   TAX MATTERS

         11.01 Allocation of Tax Liability. The obligations of the parties with respect to ad valorem and property taxes relating to the Properties shall be allocated based upon the Effective Date. Seller is responsible for payment of all ad valorem and property taxes allocable to periods prior to the Effective Date. Buyer is responsible for payment of all ad valorem and property taxes allocable to the Properties for periods from and after the Effective Date.

         11.02 Sales and Transfer Tax Liability. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of the Properties pursuant to the Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be solely liable for all of such taxes, as well as for any applicable conveyance, transfer and recording fees, real estate transfer stamps or taxes imposed on the transfer of property to Buyer pursuant to this Agreement. Buyer shall defend, indemnify and hold Seller harmless with respect to payment of all such taxes, if any, including any interest or penalties assessed thereon.


                                   ARTICLE XII
                                   TERMINATION

         12.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

              (a) by the mutual written agreement of Seller and Buyer;

              (b) by Seller or by Buyer if the Closing shall not have occurred by December 16, 1996 (or such other date, if any, as Seller and Buyer shall have agreed in writing) provided the failure to close on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 12.01(b);

              (c) by Seller or by Buyer if the purchase and sale of the Properties would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

              (d) by Seller or Buyer in the event of a material breach hereunder (as contemplated in Sections 3.03(a) and (b) and 13.04(a) and (b)) which remains uncured after 20 days written notice from the non-breaching party.

         12.02 Effect of Termination. If this Agreement is terminated by Seller and Buyer, or by either of them, as permitted under Section 12.01(a)-(c) hereof, such termination shall be without liability of either party to the other party, or to any of their respective partners, shareholders, directors, officers, employees, agents, consultants, beneficiaries or representatives. If such termination shall result from the willful failure of a party to fulfill a condition to the performance of the other party or from a willful breach by a party pursuant to Section 12.01(d) hereof (a "default"), the non-breaching party shall make written demand upon the breaching party pursuant to Section 12.01(d) above and, if such default remains uncured 20 days thereafter, the non-breaching party's sole remedies shall be either to (i) initiate legal proceedings to specifically enforce the provisions of this Agreement, or (ii) terminate this Agreement.

         12.03 Cooperation by Parties on Termination of Agreement. In the event of a termination of this Agreement (other than as a result of Seller's failure or refusal to close the transactions contemplated hereby under circumstances in which all conditions precedent to Seller's obligation as set forth in Section
3.04 have been performed or satisfied, or as a result of Buyer's failure or refusal to close the transactions contemplated hereby under circumstances in which all conditions precedent to Buyer's obligation as set forth in Section
3.03 have been performed or satisfied), Seller shall be free to sell the Properties to any third party without any limitation under or by reason of this Agreement. Buyer shall cooperate with Seller in effectuating any such sale and shall promptly execute any instrument evidencing the termination of Buyer's right to acquire the Properties as may be reasonably requested by Seller. And, in such instance, Seller shall cooperate with Northland in facilitating Northland's resignation as operator with the Seller, or Seller's designated operator, assuming the operator's liabilities with respect to the Properties.


                                  ARTICLE XIII
                           EXTENT OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

         13.01 Scope of Representations of Seller. Except as and to the extent set forth in Articles IV, VII and IX hereof, Seller makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer including, but not limited to, any information or advice which may have been provided to Buyer by any employee, agent, consultant or representative of Seller, their corporate parent, or any of their Affiliates, or by any engineer or engineering firm, or any other agent, consultant or representative. Without limiting the generality of the foregoing, Seller makes no representation or warranty as to (i) title to the Properties, or any part thereof, except as provided in Section 4.04 or in the Assignment, (ii) the validity of any concessions, licenses, production sharing contracts, leases or other similar interests of Seller relative to the Properties, (iii) the amounts, quality or deliverability of petroleum, natural gas or other reserves attributable to the Properties, or (iv) any geological or other interpretations or economic evaluations.

         13.02 Scope of Representations of Buyer. Except as and to the extent set forth in Articles VI and VIII hereof, Buyer makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Seller including, but not limited to, any information or advice which may have been provided to Seller by any employee, agent, consultant or representative of Buyer or any of their Affiliates, or by any engineer or engineering firm, or any other agent, consultant or representative.

         13.03 Buyer's Acknowledgment of Access. Buyer acknowledges and affirms that, by Closing the transactions contemplated hereunder, it has had, or shall have had, full access to Seller's files, records and other data as provided in
Section 7.05 above. Buyer further acknowledges that its exercise of its access rights included all reasonable opportunity to inspect, and to call for further information, to make on site field inspections, if requested, and to question appropriate personnel of Seller where it felt such information and inquiries to be necessary or appropriate to its evaluation of the Properties. In this regard, Buyer represents that it has received all additional information so requested. Notwithstanding Buyer's access to and use of information obtained from Seller (or information otherwise communicated by Seller's personnel to Buyer), Buyer represents that it has made its own independent investigation, analysis, evaluation and verification of the Properties (including Buyer's own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves allocable to the Seller's interest in the Properties) and that, by Closing the transactions contemplated hereunder, Buyer shall have accepted and assumed the Properties "AS IS, WHERE IS and with all faults."


                                   ARTICLE XIV
                              BROKERS AND EXPENSES

         All fees or commissions arising in favor of third parties in connection with the transactions contemplated by this Agreement (including, without limitation, broker's or attorney's fees) shall be borne solely by the party hereunder who engages the services of such third parties.


                                   ARTICLE XV
                                     NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed given (i) when received if delivered personally, (ii) when sent if by facsimile transmission and a confirmation is received, (iii) when sent if by telex and an answer back is received, (iv) two business days after deposit with an express courier if carried on an internationally recognized express courier, or (v) three business days after deposit with the United States mail service if mailed by registered or certified mail (return receipt requested), postage prepaid. All notices to the parties shall be at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (i)      To Seller as follows:

                          Maljamar No. 1 Joint Venture
                              Post Office Box 1501
                                 600 Park Drive
                        Warner Robins, Georgia 31099-1501
                             Attn: Mr. R. Wayne Lowe
                               Fax: (912) 923-5063

                                  With Copy to:

                              H. David Moore, Esq.
                             Post Office Drawer 8269
                          108 Olympia Drive - Suite 100
                        Warner Robins, Georgia 31095-8269
                               Fax: (912) 922-2160

         (ii)     To Buyer as follows:

                           Queen Sand Resources, Inc.
                                  3500 Oak Lawn
                               Suite 380 L.B. #31
                              Dallas, TX 75219-4398
                           Attn: Mr. Edward J. Munden
                               Fax: (214) 521-9960


                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.01 Casualty Loss and Condemnation. If, after the Effective Date and prior to Closing, any part of the Properties shall be destroyed by fire or other casualty or if any part of the Properties shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof. To the extent the insurance proceeds, condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged or taken Properties, Seller shall pay to Buyer at Closing all sums paid to Seller (if any) by reason of such destruction or taking, less any costs and expenses incurred by Seller in collecting same. In addition and to the extent such proceeds, awards or payments have not been committed, used or applied by Seller in repair, restoration or replacement as aforesaid, Seller shall assign, transfer and set over unto Buyer, without recourse against Seller, all of the right, title and interest of Seller in and to any claims against third parties with respect to (a) the event or circumstance causing such loss, and (b) any unpaid insurance proceeds, condemnation awards or other payments arising out of such destruction or taking, less any costs and expenses incurred by Seller in collecting same. Any such funds which have been committed by Seller for repair, restoration or replacement as aforesaid shall be paid by Seller for such purposes or, at Seller's option, delivered to Buyer upon Seller's receipt from Buyer of adequate assurance and indemnity from Buyer that Seller shall incur no liability or expense as a result of such commitment.

         16.02 Reservations and Exceptions. The sale and purchase of the Properties is made subject to all reservations, exceptions, limitations, contracts and other burdens or instruments which are of record or of which Buyer has actual or constructive notice, including any matter included or referenced in the materials made available by Seller to Buyer.

         16.03 Disclaimer of Warranties.

                  (a) By Seller. Except as provided in the Assignment, the express representations of Seller contained in Article IV of this Agreement are exclusive and are in lieu of all of the representations and warranties, express, implied or statutory. Without limitation of the foregoing, FROM AND AFTER CLOSING, THIS AGREEMENT OR ANY OTHER INSTRUMENT EXECUTED BY SELLER IN CONNECTION HEREWITH ARE (AND SHALL BE) EXECUTED WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER.

                  (b) By Buyer. Except as provided in the Assignment, the express representations of Seller contained in Article VI of this Agreement are exclusive and are in lieu of all of the representations and warranties, express, implied or statutory.

         16.04 Entire Agreement. This Agreement, together with its exhibits, supersedes all prior agreements between the parties (written or oral), and is intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

         16.05 Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of New Mexico.

         16.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16.07 Assignability. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, that Buyer agrees that

Seller may assign its rights hereunder to Chaves contemporaneous with Closing. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         16.08 No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement shall entitle any person other than Seller or Buyer or their respective successors and permitted assigns, to any claim, cause of action, remedy or right of any kind.

         16.09 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable in such jurisdiction the remaining terms and provisions of this Agreement and without rendering invalid or unenforceable any terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         16.10 Counterparts. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by both parties, and, when so executed, this Agreement shall be binding upon both parties with the same force and effect as if both parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

         16.11 Attorney Fees. In any litigation arising under or resulting from this Agreement, the prevailing party shall be entitled to receive reasonable attorney's fees and costs.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                             "SELLER"

                                             MALJAMAR NO. 1 JOINT VENTURE

                                     By:     CHAVES INVESTORS, LLC, a Georgia
                                             limited liability company, as its
                                             Managing Venturer



                                     By: /s/ R. WAYNE LOWE
                                         -----------------------------------
                                             R. WAYNE LOWE, Manager


                   [BUYER'S SIGNATURES CONTINUED TO NEXT PAGE]



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
                                             "BUYER"

                                             QUEEN SAND RESOURCES, INC.,
                                             a Nevada corporation



                                     By:  /s/ EDWARD J. MUNDEN
                                          -------------------------------------
                                             EDWARD J. MUNDEN
                                             President & Chief Executive Officer




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